Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Champps Entertainment, Inc. (the “Company”) on Form 10-K for the period ended June 29, 2003 as filed with the Securities and Exchange Commission on September 24, 2003 (the “Report”), I, William H. Baumhauer, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2)	The Information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ William H. Baumhauer
William H. Baumhauer
Chairman of the Board, President
and Chief Executive Officer

Date: September 24, 2003